Electronic Articles of Incorporation
For

P04000017728
FILED
January 26, 2004
Sec. Of State

INNOVATIVE FOOD HOLDINGS, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

INNOVATIVE FOOD HOLDINGS, INC.

Article II

The principal place of business address:

2501 E. COMMERCIAL BLVD.
212
FT. LAUDERDALE, FL. 33308

The mailing address of the corporation is:

2501 E. COMMERCIAL BLVD.
212
FT. LAUDERDALE, FL. 33308

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

500,000,000 COMMON 10,000,000 PREFERRED

Article V

The name and Florida street address of the registered agent is:

THOMAS F PIERSON
2501 E. COMMERCIAL BLVD.
212
FT. LAUDERDALE, FL. 33308

I certify that I am familiar with and accept the responsibilities of registered agent.

P04000017728
FILED
January 26, 2004
Sec. Of State

Registered Agent Signature: THOMAS F. PIERSON

Article VI

The name and address of the incorporator is:

RICHARD M. MULLER
2501 E. COMMERCIAL BLVD.
SUITE 212
FT. LAUDERDALE, FL 33308

Incorporator Signature: RICHARD M. MULLER

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P
RICHARD M MULLER
2501 E. COMMERCIAL BLVD. SUITE 212
FT. LAUDERDALE, FL. 33308

Title: S
RICHARD M MULLER
2501 E. COMMERCIAL BLVD. SUITE 212
FT. LAUDEDALE, FL. 33308

P04000017728

FEB-13-2004 16:1 FR Y S P. 667800 T-2 001/003 F-453

Florida Department of State
Division of Corporations
Public Access System

Electronic Filing Cover Sheet

Note: Please print this page and use it as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document.

(((H04000032990 3)))

Note: DO NOT hit the REFRESH/RELOAD button on your browser from this page. Doing so will generate another cover sheet.

```
To:
     Division of Corporations
     Fax Number       : (850)205-0380

From:
     Account Name     : ADORNO & YOSS, P.A.
     Account Number   : 076247002423
     Phone            : (954)763-1200
     Fax Number       : (954)766-7800
```

FILED
04 FEB 17 AM 11:48
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

MERGER OR SHARE EXCHANGE

INNOVATIVE FOOD HOLDINGS, INC.

RECEIVED
04 FEB 13 PM 4:20
DIVISION OF CORPORATIONS

Certificate of Status	0
Certified Copy	1
Page Count	02
Estimated Charge	$78.75

Electronic Filing Menu Corporate Filing Public Access Help

T BROWN FEB 17 2004

FLORIDA DEPARTMENT OF STATE
Glenda E. Hood
Secretary of State

February 14, 2004

INNOVATIVE FOOD HOLDINGS, INC.
2501 E. COMMERCIAL BLVD.
212
FT. LAUDERDALE, FL 33308

SUBJECT: INNOVATIVE FOOD HOLDINGS, INC.
REF: P04000017728

We received your electronically transmitted document. However, the document has not been filed. Please make the following corrections and refax the complete document, including the electronic filing cover sheet.

Please entitle your document Articles and Plan of Merger.

Please return your document, along with a copy of this letter, within 60 days or your filing will be considered abandoned.

If you have any questions concerning the filing of your document, please call (850) 245-6869.

Teresa Brown
Document Specialist

FAX Aud. #: H04000032990
Letter Number: 604A00010277

ARTICLES OF MERGER AND PLAN OF MERGER

OF

FIBER APPLICATIONS SYSTEMS TECHNOLOGY, INC.
(a Colorado corporation)

WITH AND INTO

INNOVATIVE FOOD HOLDINGS, INC.
(a Florida corporation)

FILED
04 FEB 17 AM 11:48
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Pursuant to Section 607.1105 of the Florida Business Corporation Act, the undersigned corporations adopt the following Articles of Merger:

FIRST: The plan of merger is as follows:

1. **Merger.** FIBER APPLICATIONS SYSTEMS TECHNOLOGY, INC., a Colorado corporation ("COLORADO"), shall be merged (the "Merger") with and into INNOVATIVE FOOD HOLDINGS, INC., a Florida corporation bearing Document Number P04000017728 ("FLORIDA"). FLORIDA and COLORADO are sometimes hereinafter collectively referred to as the "Constituent Corporations." FLORIDA shall be the surviving corporation of the Merger (the "Surviving Corporation"), effective upon the date when these Articles of Merger are filed with the Secretary of the State of Florida and the Articles of Merger are filed with the Secretary of the State of Colorado (the "Effective Date").

2. **Articles of Incorporation and By-Laws.** The Articles of Incorporation and the By-Laws of FLORIDA shall be the Articles of Incorporation and By-Laws of the Surviving Corporation.

3. **Succession.** On the Effective Date, FLORIDA shall continue its corporate existence under the laws of the State of Florida, and the separate existence and corporate organization of COLORADO, except insofar as it may be continued by operation of law, shall be terminated and cease.

4. **Conversion of Common Stock.** On the Effective Date, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their shareholders, each outstanding share of COLORADO's common stock and associated stock purchase rights shall be converted at the Effective Date of the Merger into the right to receive ONE fully paid and nonassessable restricted share(s) of FLORIDA common stock, $.0001 par value, pursuant to the Agreement and Plan of Merger (the "Plan of Merger") between FLORIDA and COLORADO. Each share of common stock of FLORIDA issued and outstanding prior to the Effective Date shall remain outstanding.

SECOND: The Effective Date of the Merger is the date upon which these Articles of Merger are filed with the Secretary of the State of Florida and the Articles of Merger is filed with the Secretary of the State of Colorado.

THIRD: The Plan of Merger was adopted by FLORIDA's Board of Directors by Unanimous Written Consent dated January 26, 2004, and by COLORADO's Board of Directors by Unanimous Written Consent dated January 26, 2004. Approval by COLORADO 's Shareholders was not required under Colorado law. Approval by FLORIDA's Shareholders was not required pursuant to Section 607.1103(7) of the Florida Business Corporation Act.

Signed this 4th day of February 2004.

INNOVATIVE FOOD HOLDINGS, INC.
a Florida corporation

By: [signature]
Name: Richard Muller, President

FIBER APPLICATIONS SYSTEMS TECHNOLOGY, INC.
a Colorado corporation

By: [signature]
Name: Alex Kaplun, President

P04000017728

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

800035106928

05/04/04--01008--017 **35.00

FILED
04 MAY -3 PM 12: 24
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Officer Resignation

T BROWN MAY 10 2004

TRANSMITTAL LETTER

TO: Amendment Section
Division of Corporations

SUBJECT: INNOVATIVE FOOD HOLDINGS, INC.
(Name of Corporation)

DOCUMENT NUMBER: P04000017728

The enclosed Officer/Director Resignation for a Corporation and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Charles DeBilio
(Name of Person)

Innovative Food Holdings, Inc.
(Name of Firm/Company)

1923 Trade Center Way, Unit 1
(Address)

Naples, FL 34109
(City/State and Zip Code)

For further information concerning this matter, please call:

Richard Muller (Name of Person) at (954) 489-1210 (Area Code & Daytime Telephone Number)

Enclosed is a check for $35.00 made payable to the Florida Department of State.

Mailing Address:
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address:
Amendment Section
Division of Corporations
409 E. Gaines Street
Tallahassee, FL 32399

CR2E044(11/02)

FILED
04 MAY -3 PM 12: 24
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

OFFICER / DIRECTOR RESIGNATION FOR A CORPORATION

I, Richard M. Muller, hereby resign as President / Secretary (Title)

of Innovative Food Holdings, Inc. (Name of Corporation).

P04000017728 (Document Number, if known), a corporation organized under the laws of the State of Florida.

Richard M. Muller
(Signature of resigning officer/director)

FILING FEE IS $35.00

Make checks payable to Florida Department of State and mail to:

Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, Florida 32314

2005 FOR PROFIT CORPORATION ANNUAL REPORT

FILED
Jan 04, 2005
Secretary of State

DOCUMENT# P04000017728

Entity Name: INNOVATIVE FOOD HOLDINGS, INC.

Current Principal Place of Business:

2501 E. COMMERCIAL BLVD.
212
FT. LAUDERDALE, FL 33308

New Principal Place of Business:

1923 TRADE CENTER WAY
SUITE 1
NAPLES, FL 34109

Current Mailing Address:

2501 E. COMMERCIAL BLVD.
212
FT. LAUDERDALE, FL 33308

New Mailing Address:

1923 TRADE CENTER WAY
SUITE 1
NAPLES, FL 34109

FEI Number: 10-0002630 **FEI Number Applied For ( )** **FEI Number Not Applicable ( )** **Certificate of Status Desired (X)**

Name and Address of Current Registered Agent:

PIERSON, THOMAS F
2501 E. COMMERCIAL BLVD.
212
FT. LAUDERDALE, FL 33308 US

Name and Address of New Registered Agent:

The above named entity submits this statement for the purpose of changing its registered office or registered agent, or both, in the State of Florida.

SIGNATURE: ______________________________

Electronic Signature of Registered Agent — Date

Election Campaign Financing Trust Fund Contribution ( ).

OFFICERS AND DIRECTORS:

Title:	( ) Delete
Name:	
Address:	
City-St-Zip:	

Title:	( ) Delete
Name:	
Address:	
City-St-Zip:	

Title:	( ) Delete
Name:	
Address:	
City-St-Zip:	

Title:	( ) Delete
Name:	
Address:	
City-St-Zip:	

Title:	( ) Delete
Name:	
Address:	
City-St-Zip:	

ADDITIONS/CHANGES TO OFFICERS AND DIRECTORS:

Title:	CEO ( ) Change (X) Addition
Name:	DIMAGGIO, JOSEPH S JR.
Address:	5851 CHARLTON WAY
City-St-Zip:	NAPLES, FL 34119

Title:	COO ( ) Change (X) Addition
Name:	ZIAKAS, ZACKARY Z
Address:	4210 2ND AVE SE
City-St-Zip:	NAPLES, FL 34117

Title:	CHM ( ) Change (X) Addition
Name:	DIMAGGIO, JOESPH S JR.
Address:	5851 CHARLTON WAY
City-St-Zip:	NAPLES, FL 34119

Title:	DIR ( ) Change (X) Addition
Name:	FERRONE, MICHAEL
Address:	119 ALPINE AVE
City-St-Zip:	OAKS BLUFF, MA 02557

Title:	DIR ( ) Change (X) Addition
Name:	GOLD, JOEL
Address:	874 EAST 9TH STREET
City-St-Zip:	BROOKLYN, NY 11230

I hereby certify that the information supplied with this filing does not qualify for the for the exemption stated in Section 119.07(3)(i), Florida Statutes. I further certify that the information indicated on this report or supplemental report is true and accurate and that my electronic signature shall have the same legal effect as if made under oath; that I am an officer or director of the corporation or the receiver or trustee empowered to execute this report as required by Chapter 607, Florida Statutes; and that my name appears above, or on an attachment with an address, with all other like empowered.

SIGNATURE: Z. ZACKARY ZIAKAS — COO — 01/04/2005

Electronic Signature of Signing Officer or Director — Date